EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in teh Registration Statement Form S-8 pertaining to the 1997 Stock Option Plan of Provident Financial Group, Inc. of our report dated Janary 13, 1997, with respect to the consolidated financial statements of Provident Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                               Ernst & Young, LLP


Cincinnati, Ohio
June 3, 1997





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